EXHIBIT 1.2(b)


                                                                  EXECUTION COPY


                             Duquesne Light Company

                         First Mortgage Bonds, Series P

                             Underwriting Agreement


                                                              New York, New York
                                                                  April 24, 2002

To the Representatives
  named in Schedule I hereto
  of the Underwriters named in
  Schedule II hereto

Ladies and Gentlemen:

          Duquesne Light Company, a corporation organized under the laws of the Commonwealth of Pennsylvania (the "Company"), proposes to sell to the several underwriters named in Schedule II hereto (the "Underwriters"), for which you (the "Representatives") are acting as representatives, the principal amount of its securities identified in Schedule I hereto (the "Bonds"), to be issued under an Indenture of Mortgage and Deed of Trust (the "Original Mortgage"), dated as of April 1, 1992, between the Company and JPMorgan Chase Bank, as trustee (successor by merger to The Chase Manhattan Bank, successor in trust to Mellon Bank, N.A., the "Trustee"), as heretofore amended and supplemented by several supplemental indentures (the "Mortgage"), including Supplemental Indenture No. 19, dated as of April 15, 2002 (the "Supplemental Indenture"). Payment of principal and interest on the Bonds when due will be insured by a financial guaranty insurance policy in substantially the form of Appendix A to the Final Prospectus (the "Financial Guaranty Insurance Policy") to be issued by Ambac Assurance Corporation (the "Insurer") simultaneously with the delivery of the Bonds. To the extent that there are no Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be


* "Pines(R)" is a registered service mark of Salomon Smith Barney Inc.

incorporated therein by reference. Certain terms used herein are defined in
Section 17 hereof.

          1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

          (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related basic prospectus, for registration under the Act of the offering and sale of the Bonds. The Company may have filed one or more amendments thereto, including a Preliminary Final Prospectus, each of which has previously been furnished to you. The Company will next file with the Commission a final prospectus and prospectus supplement in accordance with Rules 415 and 424(b) As filed, such final prospectus and prospectus supplement shall contain all required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x) and complies in all other material respects with Rule 415.

          (b) On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the applicable instructions, rules and regulations thereunder; at the Execution Time and on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date, the Mortgage did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the instructions, rules and regulations thereunder; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee (the "Form T-1"), (ii) any information contained in the supplement to the Final Prospectus specified to have been furnished or obtained from The Depository Trust Company, (iii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to


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     the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto) or (iv) any information included or incorporated by reference in the Final Prospectus under the heading "The Insurance Policy and the Insurer -- Ambac Assurance Corporation."

          (c) The Company is not in violation of its Restated Articles of Incorporation, as amended (the "Restated Articles"), or its By-Laws, as amended (the "By-Laws"), or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, agreement or other instrument to which it is a party or by which it may be bound, the effect of which is material to the Company, and neither the execution or delivery of this Agreement, the consummation of the transactions herein contemplated, the fulfillment of the terms hereof or of the Mortgage or the Bonds, nor compliance with the terms and provisions hereof or of the Mortgage or the Bonds will conflict with, or result in a breach or violation of, or constitute a default under (i) any provision of the Restated Articles, the By-Laws, or the terms of any indenture, contract, agreement or other obligation, condition, covenant or instrument to which the Company is a party or by which it may be bound or
     (ii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court or any federal or state governmental body having jurisdiction over the Company or over its properties.

          (d) The Mortgage has been duly authorized and has been duly qualified under the Trust Indenture Act and, at the Closing Date, will have been duly executed and delivered by the Company and will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement, to laws relating to or affecting generally the enforcement of mortgagees' and other creditors' rights, including, without limitation, bankruptcy and insolvency laws, and to general principles of equity.

          (e) The Bonds have been duly and validly authorized and, at the Closing Date, will have been duly executed by the Company and, when authenticated in accordance with the provisions of the Mortgage and delivered to and paid for by the Underwriters pursuant to this Agreement, the Bonds will constitute legal, valid and binding obligations of the Company, subject, as to enforcement, to laws relating to or affecting generally the enforcement of mortgagees' and other creditors' rights, including, without limitation, bankruptcy and insolvency laws, and to general principles of equity and will be entitled to the security afforded by the Mortgage equally and ratably with the bonds outstanding thereunder.

          (f) The Securities Certificate filed by the Company with the Pennsylvania Public Utility Commission with respect to the Bonds has been duly registered, is in full force and effect and is not the subject of any appeal or other proceeding. Each Bond issued as contemplated herein will comply with the terms and conditions of such Securities Certificate.

          (g) The Company is a corporation presently subsisting under the laws of the Commonwealth of Pennsylvania, with full corporate power and authority to own its properties and conduct its business as described in


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     the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification.

          (h) No consent, approval, authorization, filing with or order of any court or other governmental agency or body is required for the consummation of the transactions contemplated by this Agreement except such as have been obtained and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and sale of the Bonds in the manner contemplated in this Agreement and in the Final Prospectus.

     Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Bonds shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

          2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in
Schedule I hereto the principal amount of the Bonds set forth opposite such Underwriter's name in Schedule II hereto.

          3. Delivery and Payment. Delivery of and payment for the Bonds shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than five Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Bonds being herein called the "Closing Date"). Delivery of the Bonds shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Bonds shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

          4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Bonds for sale to the public as set forth in the Final Prospectus.

          5. Agreements. The Company agrees with the several Underwriters that:

          (a) Prior to the termination of the offering of the Bonds, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and gives you reasonable opportunity to comment. Subject to the foregoing sentence, the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and


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


     will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission,
     (2) when, prior to termination of the offering of the Bonds, any amendment to the Registration Statement shall have been filed or become effective,
     (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information,
     (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Bonds for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its commercially reasonable best efforts to obtain as soon as possible the withdrawal of any such stop order or suspension.

          (b) If, at any time when a prospectus relating to the Bonds is require to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective instructions, rules and regulations thereunder, the Company promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and
     (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request; provided, however, that should any such event relate solely to activities of the Underwriters, then the Underwriters shall assume the expense of preparing and furnishing any such amendment or supplement.

          (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earning statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11 (a) of the Act and Rule 158 under the Act.

          (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto, other than those incorporated by reference) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.


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          (e) The Company will arrange, if necessary, for the qualification of the Bonds for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Bonds; provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction, or to comply with any other requirement reasonably deemed by the Company to be unduly burdensome.

          (f) Until the Business Day set forth on Schedule I hereto, the Company will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any secured debt securities issued or guaranteed by the Company (other than the Bonds) or publicly announce an intention to effect any such transaction.

          (g) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Bonds.

          (h) The Company will effect the listing of the Bonds on the New York Stock Exchange (the "Exchange"). The fees and expenses incurred in connection with the listing of the Bonds on the Exchange shall be paid by the Company. The obligations of the Underwriters to purchase and pay for the Bonds shall be conditioned on the Bonds being approved for listing on the Exchange, subject to official notice of issuance.

          6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Bonds shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) The Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Company shall have requested and caused Douglas L. Rabuzzi, Esq., Assistant General Counsel of the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:


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               (i) the Company is a corporation presently subsisting under the laws of the Commonwealth of Pennsylvania, with full corporate power and authority to own its properties and conduct its business as described in the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each other jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification;

               (ii) all the outstanding shares of capital stock of each material subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Prospectus, all outstanding shares of capital stock of each material subsidiary are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claim, lien or encumbrance;

               (iii) the Company's authorized equity capitalization is as set forth in the Final Prospectus; and, except as set forth in the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

               (iv) the Mortgage has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, (1) to laws relating to or affecting generally the enforcement of mortgagees' and other creditors' rights, including, without limitation, bankruptcy and insolvency laws, and to general principles of equity, (2) to laws relating to or affecting certain of the remedies to enforce the security provided thereby, which laws, however, in such counsel's opinion, do not render insufficient the remedies necessary in order to realize the benefits of such security and (3) to the following limitations: (a) the provisions of the Mortgage subjecting to the lien thereof after-acquired real property of the Company in some cases may not be effective against creditors or purchasers for value without notice, whose rights to such property attach prior to recording of a supplemental indenture or other instrument specifically subjecting such property to the lien of the Mortgage and (b) the provisions of the Mortgage subjecting after-acquired property of the Company to the lien thereof may be affected by laws relating to preferential transfers of property during certain periods prior to commencement of bankruptcy insolvency or similar proceedings; the statements in the Final Prospectus under "Supplemental Description of the Bonds--Security" and "Description of the Bonds--Security--General" and "--Lien of the Mortgage" are correct in all material respects; and the Mortgage conforms as to legal matters in all material respects to the description of the terms thereof contained in the Registration Statement and the Final Prospectus;


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               (v) the Bonds have been duly authorized and, when executed and authenticated in accordance with the provisions of the Mortgage and delivered to and paid for by the Underwriters pursuant to this Agreement, the Bonds will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject, as to enforcement, to laws relating to or affecting generally the enforcement of mortgagees' and other creditors' rights, including, without limitation, bankruptcy and insolvency laws, and to general principles of equity, and will be entitled to the security afforded by the Mortgage equally and ratably with the securities outstanding thereunder; and the Bonds conform as to legal matters to the description of the terms thereof contained in the Registration Statement and the Final Prospectus;

               (vi) the Company has good and sufficient title to the real property described in the Mortgage as subject to the lien thereof (other than such real property as has been released from the lien of the Mortgage in accordance with the terms thereof), subject only to the lien of the Mortgage, Permitted Liens (as defined in the Mortgage) and to Liens (as defined in the Mortgage) which have been granted by the Company to persons prior to the date of the execution and delivery of the Original Mortgage, and subject also, as to any property acquired by the Company after the date of the execution and delivery of the Original Mortgage, to vendors' Liens, purchase money mortgages and other Liens thereon at the time of the acquisition thereof; and the Mortgage constitutes a valid mortgage lien, subject only to the aforesaid liens, on all real property and substantially all tangible personal property owned by the Company at the date of the execution and delivery of the Supplemental Indenture and used or to be used in or in connection with the purchase, transmission, distribution or sale of electric energy by the Company (except property expressly excluded from the lien thereof) and except that (1) the provisions of the Mortgage subjecting to the lien thereof after-acquired real property of the Company in some cases may not be effective against creditors or purchasers for value without notice whose rights to such property attach prior to recording of a supplemental indenture or other instrument specifically subjecting such property to the lien of the Mortgage, (2) the provisions of the Mortgage subjecting after-acquired property of the Company to the lien thereof may be affected by laws relating to preferential transfers of property during certain periods prior to commencement of bankruptcy, insolvency or similar proceedings and (3) such counsel need express no opinion as to the title of the Company to rights of way for its transmission and distribution facilities and telephone lines;

               (vii) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus, and there is no franchise, contract or other document relating to the Company or any of its subsidiaries or its or their property of a character required to be described in the Registration Statement, or to be filed as an exhibit thereto, which is not described in the Final Prospectus or


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          filed as required; and the statements included or incorporated by reference in the Final Prospectus insofar as such statements summarize legal proceedings or material contracts or agreements relating to the Company are fair summaries of such legal proceedings or material contracts or agreements;

               (viii) the Registration Statement and the Final Prospectus (except as to the financial statements and other financial data contained therein or incorporated by reference therein and as to any information contained or incorporated by reference therein under the heading "The Insurance Policy and the Insurer--Ambac Assurance Corporation" as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Trust Indenture Act and the applicable instructions, rules and regulations of the Commission thereunder or pursuant to such instructions, rules and regulations are deemed to have complied therewith; the documents filed by the Company incorporated by reference in the Registration Statement and the Final Prospectus (except as to the financial statements and other financial data contained therein or incorporated by reference therein as to which such counsel need express no opinion), comply as to form in all material respects with the applicable requirements of the Exchange Act and the applicable instructions, rules and regulations of the Commission thereunder or pursuant to such instructions, rules and regulations are deemed to have complied therewith; the Registration Statement has become effective under the Act; any required filings of the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus, and any supplements thereto, have been made in the manner and within the time period required by Rule 424(b); and to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened, and

               (ix) such counsel has no reason to believe that the Registration Statement, at the Effective Date or the date the Registration Statement was last deemed amended, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Final Prospectus, as of its date and on the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that such counsel need not express any belief as to (1) the financial statements and other financial data contained in or incorporated by reference in the Registration Statement and the Final Prospectus, (2) any information contained in the Registration Statement and the Final Prospectus (or any supplement thereto) that was furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), (3) statements contained in the Form T-1 filed as an exhibit to the Registration Statement, (4) any information contained in the Final Prospectus specified to have


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


          been furnished or obtained from The Depository Trust Company or (5) any information contained or incorporated by reference in the Final Prospectus under the heading "The Insurance Policy and the Insurer--Ambac Assurance Corporation";

               (x) this Agreement has been duly authorized, executed and delivered by the Company;

               (xi) the Securities Certificate filed by the Company with the Pennsylvania Public Utility Commission with respect to the Bonds has been duly registered and is sufficient to authorize the issuance and sale of the Bonds as contemplated by the Mortgage and this Agreement, and no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Bonds by the Underwriters in the manner contemplated in this Agreement and in the Final Prospectus; and

               (xii) none of the execution and delivery of the Mortgage, the issue and sale of the Bonds, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under, the Restated Articles or By-Laws of the Company, as amended, or the terms of any indenture, contract, agreement or other obligation, condition, covenant or instrument known to such counsel to which the Company or any of its subsidiaries is a party or is bound or to which its or their property is subject, or
          (iii) any statute, law, rule, regulation, judgment, order or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the Commonwealth of Pennsylvania or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, (B) as to the qualification of the Mortgage under the Trust Indenture Act, the compliance as to form of the Registration Statement and the Final Prospectus with the requirements of the Act and the Trust Indenture Act and the applicable instructions, rules and regulations thereunder, the compliance by the Company with Rule 424(b) under the Act and the conformity of the Mortgage and the Bonds with Rule 424(b) under the Act and the conformity of the Mortgage and the Bonds with the respective descriptions thereof in the Registration Statement and the Final Prospectus, upon the opinion of Thelen Reid & Priest LLP, special counsel to the Company, and (C) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Final Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.


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          (c) The Representatives shall have received from Thelen Reid & Priest
     LLP, counsel to the Company, such opinion or opinions, dated the Closing Date and addressed to the Representatives, (1) to the effect that (A) the Bonds conform as to legal matters in all material respects to the description thereof contained in the Final Prospectus and (B) the Company is not and, after giving effect to the offering and sale of the Bonds and the application of the proceeds thereof as described in the Final Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended; and (2) with respect to the matters enumerated in paragraphs (iv) (provided that, as to the statements in the Final Prospectus under "Supplemental Description of the Bonds--Security" and "Description of the Bonds--Security--Lien of the Mortgage", such counsel need not opine other than under the last clause of such paragraph), (v), (viii) (provided that such counsel need not express any opinion as to the documents incorporated by reference in the Registration Statement and the Final Prospectus or as to any information under the captions "Capitalization" or "Selected Financial Information"),
     (x) and (xii) (to the extent such paragraph (xii) opines as to the Restated Articles of Incorporation, as amended, and By-Laws of the Company) of subsection (b) of this Section 6 as the opinion of Douglas L. Rabuzzi, Esq. In said opinion, such counsel may rely on the opinion of Douglas L. Rabuzzi, Esq., as to all matters of the law of the Commonwealth of Pennsylvania.

          (d) The Representatives shall have received from Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Bonds, the Mortgage, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial, accounting officer, Vice President with responsibility for financial matters or Treasurer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and the Securities Certificate filed by the Company with the Pennsylvania Public Utility Commission to permit the issue and sale of the Bonds has been registered and is in full force and effect;

               (iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or otherwise), business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto); and

               (iv) no proceeding for the dissolution, merger, consolidation or liquidation of the Company or for the sale of all or substantially all of its assets is pending, or to the best of the signer's knowledge, threatened, and no such proceeding is contemplated by the Company, other than as described in the Registration Statement and the Final Prospectus or the documents incorporated therein by reference.

          (f) The Company shall have requested and caused Deloitte & Touche LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company, if any, for the period ended and as of the date of the Company's most recent unaudited financial statements included or incorporated by reference in the Registration Statement and Final Prospectus in accordance with Statement on Auditing Standards No. 71, and stating in effect, except as provided in Schedule I hereto, that:

               (i) in their opinion the Company's audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

               (ii) on the basis of a reading of the latest unaudited financial statements, if any, made available by the Company and its subsidiaries, limited review, in accordance with standards established under Statement on Auditing Standards No. 71, of the unaudited interim financial information incorporated by reference in the Registration Statement and the Final Prospectus; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and audit committee of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 2001, nothing came to their attention which caused them to believe that:

                    (1) any unaudited financial statements of the Company
               included or incorporated by reference in the Registration Statement and the Final Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus;

                    (2) with respect to the period subsequent to December 31,
               2001, there were any changes, at a specified date not more than five days prior to the date of the letter, in the capital stock, short-term indebtedness or long-term debt of the Company and its subsidiaries as compared with the amounts shown on December 31, 2001, or for the period from January 1, 2002 to such specified date, there were any decreases, as compared with the corresponding period in the preceding year; in electric operating revenues, operating income, income before interest charges, net income, or the ratio of earnings to fixed charges of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

                    (3) the information relating to the Company included or
               incorporated by reference in the Registration Statement and Final Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data) and Item 302 (Supplementary Financial Information), if any, is not in conformity with the applicable disclosure requirements of Regulation S-K; or

                    (4) the amounts included in any unaudited "capsule"
               information relating to the Company included or incorporated by reference in the Registration Statement and the Final Prospectus do not agree with the amounts set forth in the unaudited financial statements for the same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus; and

               (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Final Prospectus, including the information set forth under the captions "Capitalization" "Selected Financial Information" in the Final Prospectus, the information included or incorporated by reference in Items 1, 2, 6 and 7 of the Company's Annual Report on Form 10-K, incorporated by reference in the Registration Statement and the Final Prospectus, and the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q, incorporated by reference in the Registration Statement and the Final Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

          References to the Final Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.

          (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or
     (ii) any change, or any development involving a change, in or affecting the condition (financial or otherwise), business or properties of the Insurer or of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause
     (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Bonds as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

          (h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

          (i) At the Closing Date, the Financial Guaranty Insurance Policy shall have been duly authorized, executed and delivered by the Insurer to the insurance trustee named therein and shall be in full force and effect and the Representatives shall have received an opinion of counsel for the Insurer, dated the Closing Date, and a certificate of an officer of the Insurer, dated the Closing Date, in each case, covering such matters as the Representatives may reasonably require. The Company will pay the premium with respect to, and any other fees and expenses in connection with, the Financial Guaranty Insurance Policy.

          (j) Prior to the Closing Date, the Representatives shall have received from the Insurer evidence reasonably satisfactory to the Representatives that the Bonds have received ratings of Aaa from Moody's Investors Service, Inc. and AAA from Standard & Poor's Ratings Services.

          (k) As of the Closing Date, the representations and warranties of the Insurer contained in the Indemnification Agreement dated April 24, 2002 between the Insurer and the Representatives shall be true and correct in all material respects as of the Closing Date (except to the extent that they relate solely to an earlier or later date, in which case they shall be true and correct as of such earlier or later date) and the Representatives shall have received a certificate of the President or a Vice President of the Insurer, dated as of the Closing Date, to such effect.

          (l) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

          The documents required to be delivered by this Section 6 shall be delivered at the office of Thelen Reid & Priest LLP, counsel for the Company, at 40 West 57th Street, New York, New York 10019, on the Closing Date.

          7. Reimbursement of Underwriters' Expenses. If the sale of the Bonds provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Salomon Smith Barney Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Bonds.

          8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Bonds as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Insurer or by or on behalf of any Underwriter through the Representatives specifically for inclusion therein and (ii) such indemnity with respect to the Final Prospectus or any Preliminary Final Prospectus shall not inure to the benefit of any of the Underwriters (or any person controlling any of the Underwriters) from whom the person asserting any such loss, claim, damage or liability purchased the Bonds which are the subject thereof if such person did not receive a copy of the Final Prospectus (or the Final Prospectus as supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Bonds to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Final Prospectus or any Preliminary Final Prospectus was corrected in the Final Prospectus (or the Final Prospectus as supplemented); provided that, copies of the Final Prospectus (or the Final Prospectus as supplemented) were sufficiently and timely provided to you. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Bonds and under the heading "Underwriting" or "Plan of Distribution", (i) the list of Underwriters and their respective participation in the sale of the Bonds, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Final Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus or the Final Prospectus.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. An indemnifying party will not be liable for any settlement entered into by any indemnified party without the indemnifying party's consent, but if settled with its written consent or if there is a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Bonds; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Bonds) be responsible for any amount in excess of the underwriting discount or commission applicable to the Bonds purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Bonds agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Bonds set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Bonds set forth opposite the names of all the remaining Underwriters) the Bonds which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Bonds which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Bonds set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Bonds, and if such nondefaulting Underwriters do not purchase all the Bonds, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

          10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Bonds, if at any time prior to such time (i) trading in the Common Stock of the Company or DQE, Inc. shall have been suspended by the Commission or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Bonds as contemplated by the Final Prospectus (exclusive of any supplement thereto).

          11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in
Section 8 hereof, and will survive delivery of and payment for the Bonds. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

          12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Salomon Smith Barney Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to
(412) 393-6571 and confirmed to it at 411 Seventh Avenue, P.O. Box 1930, Pittsburgh, Pennsylvania 15230, attention of the Treasurer.

          13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 8 hereof, and no other person will have any right or obligation hereunder.

          14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

          15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

          16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

          17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

          "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Basic Prospectus" shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date including any Preliminary Final Prospectus.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Pittsburgh, Pennsylvania.

          "Commission" shall mean the Securities and Exchange Commission.

          "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          "Final Prospectus" shall mean the prospectus supplement relating to the Bonds that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

          "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Bonds and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

          "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

          "Rule 415", "Rule 424" and "Rule 462" refer to such rules under the Act.

          "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in
     Section 1(a) hereof.

          "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                         Very truly yours,


                                         Duquesne Light Company


                                         By:
                                            ---------------------------
                                            Name:
                                            Title:

The foregoing Agreement
is hereby confirmed and accepted
as of the date specified in
Schedule I hereto.


Salomon Smith Barney Inc.


By:
   -----------------------------
   Name:
   Title:


For itself and the other
several Underwriters, if any,
named in Schedule II to the
foregoing Agreement.

                                   SCHEDULE I


Underwriting Agreement dated April 24, 2002

Registration Statement No. 333-72408

Representative(s):  Salomon Smith Barney Inc.
                    UBS Warburg LLC
                    First Union Securities, Inc.
                    Lehman Brothers Inc.

Title, Purchase Price and Description of Bonds:

     Title:  First Mortgage Bonds, Series P

     Principal amount:  $100,000,000

     Purchase price (include accrued
       interest or amortization, if
       any):  $96,850,000

     Sinking fund provisions:  None

     Redemption provisions:  Optional Redemption:

                              The Company may redeem the Bonds, in whole or in part, at any time on or after April 30, 2007 at a redemption price equal to 100% of the principal amount redeemed plus accrued and unpaid interest to the redemption date.

                             Mandatory Redemption:

                              In the event that (1) the Company reorganizes, or otherwise transfers a substantial portion of its assets, and (2) that reorganization results in the Company no longer being a regulated distribution company, and (3) the PINES* "Pines(R)" is a registered service mark of Salomon Smith Barney Inc. and the Company's obligations under the Mortgage are not assumed by, and do not become the direct and primary obligations of, a regulated company engaged in the distribution of electricity, unless the Insurer consents to such reorganization or transfer, the Company will redeem the PINES, in whole, at a redemption price equal to the principal amount of the PINES plus accrued interest thereon to but excluding the redemption date. If such reorganization or transfer occurs on or prior to March 1, 2007, the Company will redeem the PINES on April 30, 2007,


* "Pines(R)" is a registered service mark of Salomon Smith Barney Inc.

                              otherwise, the Company will redeem the PINES within 60 days of the reorganization or transfer, but in no event earlier than April 30, 2007.

     Other provisions:  Not applicable

Closing Date, Time and Location:  April 30, 2002 at 10:00 a.m. at Thelen
                                  Reid & Priest LLP, 40 West 57h Street,
                                  New York, New York 10019

Type of Offering:  Delayed

Date referred to in Section 5(f) after
which the Company may offer or sell
debt securities issued or guaranteed
by the Company without the consent
of the Representative(s): April 30, 2002

Modification of items to be covered by
the letter from Deloitte & Touche LLP
delivered pursuant to Section 6(e) at
the Execution Time: Not applicable


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


                                   SCHEDULE II

                                                                PRINCIPAL AMOUNT
                                                                    OF BONDS
UNDERWRITERS                                                    TO BE PURCHASED
------------                                                    ---------------

Salomon Smith Barney Inc....................................       $24,250,000
UBS Warburg LLC.............................................       $24,250,000
First Union Securities, Inc.................................       $24,250,000
Lehman Brothers Inc.........................................       $10,000,000
A.G. Edwards & Sons, Inc....................................          $875,000
ABN AMRO Incorporated.......................................          $875,000
Bear, Stearns & Co. Inc.....................................          $875,000
Deutsche Banc Alex. Brown Inc...............................          $875,000
Goldman, Sachs & Co.........................................          $875,000
H&R BLOCK Financial Advisors, Inc...........................          $875,000
Janney Montgomery Scott LLC.................................          $875,000
Legg Mason Wood Walker, Incorporated........................          $875,000
McDonald Investments Inc., a KeyCorp Company................          $875,000
Prudential Securities Incorporated..........................          $875,000
Raymond James & Associates, Inc.............................          $875,000
Dain Rauscher Incorporation.................................          $875,000
U.S. Bancorp Piper Jaffray Inc..............................          $875,000
Wells Fargo Van Kasper LLC..................................          $875,000
Banc One Capital Markets, Inc...............................          $250,000
BNY Capital Markets, Inc....................................          $250,000
Fahnestock & Co. Inc........................................          $250,000
Fifth Third Securities, Inc.................................          $250,000
Gruntal & Co., L.L.C........................................          $250,000
J.J.B. Hilliard, W.L. Lyons, Inc............................          $250,000
M.R. Beal & Company.........................................          $250,000
Mizuho International plc....................................          $250,000
Morgan Keegan & Company, Inc................................          $250,000
NatCity Investments, Inc....................................          $250,000
Robert W. Baird & Co. Incorporated..........................          $250,000
Ryan, Beck & Co. LLC........................................          $250,000
Charles Schwab & Co., Inc...................................          $250,000
Southwest Securities, Inc...................................          $250,000
Stifel, Nicolaus & Company Incorporated.....................          $250,000
SMBC Securities, Inc........................................          $250,000
SunTrust Capital Markets, Inc...............................          $250,000
Tokyo-Mitsubishi International plc..........................          $250,000
Wedbush Morgan Securities Inc...............................          $250,000
William Blair & Co..........................................          $250,000
                                                                      --------
     Total..................................................      $100,000,000
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